UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 26, 2011

LEVIATHAN MINERALS GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	000-53926	27-2205684
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

J1. Muara Karang Raya No. 48
Jakarta Utara, Indonesia 14450
(Address of principal executive offices)

62 21 6667 2432
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Copies to:

David N. Feldman, Esq.
Peter DiChiara, Esq.
RICHARDSON & PATEL LLP
750 Third Avenue, 9th Floor
New York, New York 10017
Telephone: (212) 869-7000
Facsimile: (917) 591-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

Factors that may cause or contribute actual results to differ from these forward-looking statements include, but are not limited to, for example:

•	adverse economic conditions;
•	risks related to the market price of metals and commodities;
•	risks that our mining results of will not be consistent with our geological studies;
•	risks related to the regulation of mining in Indonesia;
•	the potential for delays in exploration and mining activities;
•	the inability to attract and retain qualified senior management and technical personnel;
•	other risks and uncertainties related to mining and our business strategy.

All forward-looking statements speak only as of the date of this report. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from expectations under “Risk Factors” and elsewhere in this current report. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  Except as required by U.S. federal securities laws, we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See the section entitled “Risk Factors” for a more detailed discussion of risks and uncertainties that may have an impact on our future results.

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2011 (the “Effective Date”), DE Acquisition 3, Inc. (the “Company”) entered into an Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Top Yield Holdings Limited, a British Virgin Islands company (“Top Yield”), the holders of 100% of the issued and outstanding equity interests of Top Yield (the “Top Yield Shareholders”), PT Havilah Abadi Sejahtera, a company incorporated in the Republic of Indonesia (“PT HAS”), and the holder of 99% of the issued and outstanding equity interests of PT HAS, PT Aega Prima, a company incorporated in the Republic of Indonesia (“PT AP”), the holder of 80% of the issued and outstanding equity interests of PT AP, PT Alam Lestari Kencana, a company incorporated in the Republic of Indonesia (“PT ALK”), and the holder of 99% of the issued and outstanding equity interests of PT ALK, Europe-China Commercial Union Holding Limited, a British Virgin Islands company (“ EC ”), and the holder of 100% of the issued and outstanding equity interests of EC , Crown Sail Limited, a British Virgin Islands company (“CS”), and the holder of 100% of CS.  The Exchange Agreement provided that the Top Yield Shareholders will sell, convey, assign, transfer and deliver to the Company all of their equity interests in Top Yield in exchange for shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”).  Further, as a result of the Exchange Agreement, the Company issued warrants (the “Shareholder Warrants”)  to the Company’s pre-existing shareholders to purchase shares of the Company’s Common Stock.  Simultaneous with the date of closing of the exchange of shares pursuant to the Exchange Agreement (the “Share Exchange”), the Company entered into a share cancellation agreement (the “Share Cancellation Agreement”) pursuant to which the stockholders of the Company immediately prior to the closing, canceled certain shares of Common Stock owned by them.  The organizational chart of the various companies may be found in “Description of Business”  below

On the Effective Date, we also sold in a private placement $5,020,000 of Senior Secured Convertible Promissory Notes (the “Notes”) and issued warrants (“Investor Warrants”) pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) with accredited investors. The obligations under the Notes are secured by assets pledged under a security agreement (“Security Agreement”).  The Notes will be convertible into shares of our Common Stock.

Reference is made to Item 2.01 for a description of the Exchange Agreement, the Share Cancellation Agreement, the Shareholder Warrants, the Securities Purchase Agreement, the Notes, the Investor Warrants and the Security Agreement (collectively, the Transaction Documents’) and the related transactions.  The description of the Transaction Documents is qualified in its entirety by reference to the complete text of the Transaction Documents, which are attached hereto as exhibits and incorporated by reference herein. You are urged to read the entire Transaction Documents and the other exhibits attached hereto.

All references to us, we, our, Leviathan and the Company refer to Leviathan Minerals Group Incorporated and its subsidiaries and their respective businesses following the consummation of the Transaction Documents.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Effective Date, as a result of the Exchange Agreement, we acquired 100% of the issued and outstanding equity interests of Top Yield in exchange for 16,705,406 shares of our Common Stock.

Pursuant to the terms of the Exchange Agreement, our board of directors, which previously consisted of Dennis Nguyen, was increased to seven members comprised of David Supardi, Samuel Zia, Alfredo Levi, Ron Eibensteiner, James Rosenbaum, James Ulland and Mr. Nguyen (“Board”). In addition, the Board appointed David Supardi to serve as Chairman of the Board, Samuel Zia to serve as Chief Executive Officer and President and Janet Gutkin to serve as Chief Financial Officer, Treasurer and Secretary. Because of the change in the composition of our board of directors and the issuance of securities pursuant to the Share Exchange, a change-of-control of our Company occurred on the Effective Date.   In April 2012, David Supardi resigned all positions with the Company and Alfredo Levi resigned from the board of directors.

Further, according to the terms of the Exchange Agreement, the shareholders of Top Yield provided the Company with an option, for a period of five (5) years from the Effective Date, to purchase 80% of the issued and outstanding equity interests of PT Mitra Sukses Globaldino, a company incorporated in the Republic of Indonesia (“PT MSG”), pursuant to the terms and conditions of a Share Option and Right of First Refusal Agreement by and among the Company and those certain equity owners owning 80% of the issued and outstanding equity interests of PT MSG (they are identical with the shareholders of Top Yield).  The shareholders of Top Yield, who are also owners of PT Mulia Andalan Persada (“PT MAP”), also entered into an agreement with us to assign any and all dividends, bonuses and all other distributions (in cash or in kind) that PT MAP receives in respect of its shares in PT AP.  The shareholders of Top Yield, owners of PT Mulia Andalan Persada (“PT MAP”), were also required to enter  into an agreement with us to assign any and all dividends, bonuses and all other distributions (in cash or in kind) PT MAP receives in respect of its shares in PT AP.  The shareholders of Top Yield, who are also owners of PT Havilah Sukses Bersama (“PT HSB”), also entered  into an agreement with us to assign any and all dividends, bonuses and all other distributions (in cash or in kind) PT HSB receives in respect of its shares in PT ALK.  (See “Description of Business” for an organizational structure chart).

Simultaneous with the closing of the Share Exchange, we entered into a Share Cancellation Agreement (the “Share Cancellation Agreement”) pursuant to which we canceled an aggregate of 4,058,588 shares of Common Stock (the “Share Cancellation”) held by our shareholders prior to the Closing in exchange for an aggregate of 753,129 Shareholder Warrants to purchase our Common Stock for $4.25 per share for a period of two years from the Effective Date.  The warrants contain standard anti-dilution protection and entitle the holders of the Shareholder Warrants to additional warrants. after the occurrence of any Equity Sale (as defined below), equal to an aggregate of 4% of the number of shares of Common Stock issued in such Equity Sale pro rata in accordance with each Investor’s respective investment.  An “Equity Sale” means the first underwritten public offering of shares of Common Stock to the general public under the Securities Act of 1933, as amended,

Pursuant to the Securities Purchase Agreement, we issued $5,020,000 of Notes.  The Notes bear interest at 10% with a maturity date of February 18, 2013 unless declared due and payable by the investor upon the occurrence of an Event of Default (as defined in the Notes).  The amount due under the Notes shall be converted into Common Stock (i) immediately upon the effective date of the listing of the Common Stock on any national securities exchange in the United States or (ii) at the discretion of the investor.  The Notes are currently convertible into 1,181,177 shares of Common Stock.  The investors in the Notes received an aggregate of 188,282 Investor Warrants to purchase our Common Stock for $4.25 per share for a period of two years from the Effective Date.  The warrants contain standard anti-dilution protection and entitle the holders of the Investor Warrants to additional warrants. after the occurrence of any Equity Sale, equal to an aggregate of 1% of the number of shares of Common Stock issued in such Equity Sale pro rata in accordance with each Investors respective investment.

As a result of the Share Exchange, we own 100% of the outstanding equity interests of Top Yield and the Top Yield Shareholders and/or their designees own approximately 94.67% of the Company’s issued and outstanding Common Stock after the Share Exchange without taking into account the shares of Common Stock underlying the Shareholder Warrants, the Notes or the Investor Warrants.  According to the terms of the Exchange Agreement and the Share Cancellation Agreement, we now have 17,646,818 shares of Common Stock issued and outstanding.  The pre-existing stockholders of the Company and their designees now own approximately 5.33% of the Company’s issued and outstanding Common Stock after the Share Exchange without taking into account the shares of Common Stock underlying the Shareholder Warrants, the Notes or the Investor Warrants.

On August 18, 2011, we changed our corporate name from “DE Acquisition 3, Inc.” to “Leviathan Minerals Group Incorporated” by filing a Certificate of Ownership and Merger (“Certificate of Merger”) with the Delaware Secretary of State’s Office, whereby our wholly owned subsidiary (formed for the purpose of effecting the change in our corporate name) was merged with and into the Company and the Company adopted the name of the subsidiary.   We effected the name change to better reflect the nature of the business operations expected to be acquired as of the date of the filing of the Certificate of Merger and acquired by us on the Effective Date.

As discussed in more detail in Item 5.06 of this report, as a result of the consummation of the transactions under the Transaction Documents, (i) DE Acquisition 3, Inc. ceased being a shell company as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, and (ii) we acquired, in a reverse acquisition transaction, control of Top Yield and its subsidiaries, which are engaged in the business of the exploration, mining, processing, smelting and marketing of tin off the shore of Bangka Island, Indonesia.  Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form registration of securities on Form 10.

Accordingly, we are providing information that would be included in a Form 10 had we been required to file such form. Please note that the information provided below relates to the combined entity after the acquisition of Top Yield.  Information in response to this Item 2.01 below is keyed to the item numbers of Form 10.

Part I.

Item 1. Description of Business.

History

DE Acquisition 3, Inc. was incorporated in Delaware on February 24, 2010, with an objective to acquire, or merge with, an operating business.

On the Effective Date, as a result of the Exchange Agreement, we acquired 100% of the issued and outstanding equity interests of Top Yield in exchange for 16,705,406 shares of our Common Stock.  Pursuant to the Exchange Agreement, we changed our name to “Leviathan Minerals Group Incorporated and our fiscal year end to December 31, 2011.  As a result of the reverse acquisition transaction, we are now engaged in the business of the exploration, mining, processing, smelting and marketing of tin off the shore of Bangka Island, Indonesia.

The following chart below presents our current corporate structure:

Details of subsidiaries is as follows:

			Ownership Interest %
Name of Subsidiary	Country of Incorporation	Principal Activities	2011	2010

Held by Company:

Top Yield Holding Company, Inc.	British Virgin Islands	Holding company	100	100

Held through subsidiary:

Europe-China Commercial Union Holding, Limited	British Virgin Islands	Marketing and commodity trading	100	100

Crown Sail Limited	British Virgin Islands	Transportation and shipping	100	n/a

PT Havilah Abadi Sejahtera	Indonesia	Holding company	99	99

PT Aega Prima	Indonesia	Tin exploration and mining	80	50

PT Alam Lestari Kencana	Indonesia	Tin smelting	99	50

Our Products and Business Strategy

Leviathan is an integrated tin mining company involved in the exploration, mining, processing, smelting and marketing of tin off the shore of Bangka Island, Indonesia.  Bangka Island is located in the world’s largest tin belt and world’s principal tin-producing center. One of the top ten tin producers operate in Bangka Island – PT Timah.  About 80% of worldwide tin deposits are in the form of unconsolidated alluvial deposits and represent significant concentrations of these deposits in South East Asia.  Our focus is to increase mining production  to become a large scale producer and global leader of tin.

We hold tin concessions in Indonesia spanning approximately 29,359 offshore hectares with 16 exploration permits and 3 operational  production permits (in Indonesian, mining permits or concessions are known as Izin Usaha Pertambangan or “IUP”).

We currently hold 19 individual concessions (16 Exploration IUP and 3 Operational Production IUP) surrounding Bangka Island.  Since 2009, we have mined over 1,096 tonnes of tin bearing sands with average tin concentration ranging between 70% and 72%.  Our plan is to increase our tin extraction, smelter and production capabilities through:

•	The acquisition of additional minerals and reserves;
•	The expansion of our exploration and drilling programs to all available concessions;
•	The purchase of additional cutter suction dredgers and bucket ladder dredgers; and
•	Continued investment of our smelting facilities.

PT MSG has 35 individual concessions (all of which are Exploration IUP) surrounding Bangka Island (the “MSG Concessions”).  The Company has an option of first right of refusal to acquire 80% of MSG.  We believe that the MSG Concessions contains tin. Testing must be performed to determine the extent of the proven and probable reserves.

The Company may utilize two types of dredgers: Cutter Suction Dredgers (“CSD”) and Bucket Ladder Dredgers (“BLD”).  The dredgers use advance technologies whereby the tin is extracted more efficiently from the alluvial sand, which result in higher concentrations of tin ore, ranging from 70% to 72%.  After extraction, the tin ore is transferred to our smelting facilities.   The cycle production time from tin ore to tin ingot approximates 20 hours.  Our smelting facilities have the annual capacity to produce 6,000 tonnes of tin ingots with 99.85% purity.  Our smelting facilities have the annual  capacity to produce 6,000 tonnes of tin ingots.  For the calendar year ended December 31, 2010, we produced 1,718 tonnes of tin ingots.  For the six months ended June 30, 2011, we produced 1,443 tonnes of tin ingots.We export our finished tin ingots to customers in to Singapore and Thailand.

We believe that technological advances in our off shore mining process along with additional investment in our smelter facilities will result increased efficiencies and correspond to gross margin improvements.

Industry and Market Overview

Tin mining operations in Indonesia have taken place for more than 200 years.  About 80% of the world’s tin deposits are in the form of unconsolidated alluvial deposits located across the Indonesian tin belt, an area that extends approximately 3,000 kilometers from Thailand, to the Malaysian Peninsula, and down through Indonesia.  Tin mining activities were initially influenced by a limited number of large conglomerates, however after the approval of Indonesian local autonomy law and the passing of regional jurisdiction that encouraged independent local income, mining activities transitioned to smaller groups or individual operators.    We believe that increased foreign investment, higher prices, positive global outlook, emerging new Asian markets and the rebound and growth of the electronics industry are large factors influencing future expectations of the Indonesia tin industry.

Below is a chart of historical and projected Indonesian tin mine production:

Source:  ITRI

Tin is environmentally friendly, odorless, does not rust easily and is used across multiple consumer product verticals.  Tin metal is used for manufacturing in the solder industry as well as by the tin plate industry.  Other users include traders and merchants. We believe sustainability has also driven other innovative uses of tin including, the use of tin as cement for chromium remediation.  As growth in economies in emerging countries in Asia and around the world, we believe the electronics industry continue to experience significant increases in demand for all electronic devices.

On a global scale, the tin industry is influenced by the fluctuation of tin prices.  The price is determined by the supply and demand of tin through the London Metal Exchange.  Tin prices continued to move strongly in the second quarter of 2011 topping off at $33,000/tonne.  While prices have decreased toward the end of 2011, they have increased in 2012 and remain higher than prices in 2009 and most of 2010.

Source:  London Metal Exchange (LME)

Competition

The tin mining sector in Indonesia is highly consolidated, with only a minimal number of private mining companies and state-owned enterprises dominating production.  Most of the main Indonesian players are vertically integrated across mining and refining and tend to be focused on a few, selected metals, exposing them to risks of price and production fluctuations thus intensifying competition.  We expect this fragmented specific trend to continue within the sector as many new companies seek diversification from lack of focal infrastructure and rising operation costs. Most of the production increases in the tin industry are likely to come from growth in other affecting industries, for example, the rapidly growing emerging Asian market for electronic devices.  We believe based on the global growth of tin, our concessions and experienced management team will allow us to compete effectively and grow our share of tin production in the Indonesian market.

Source: ITRI and Business Monitor International

Indonesian Tin Mining and Smelting Leaders

PT Timah, the world's second largest tin producer and the largest tin exporter, is expected to increase Indonesia's tin output from 2011 as production levels recover after flooding and debilitating weather in 2010.  The integrated nature of the company’s operation enhances efficiencies and lowers costs. PT Timah diversifies its business via the development of a tin chemical plant in the city of Cilegon, Indonesia and a tin solder plant in Indonesia's Sumatra Island. The company is set to benefit from improvements in mining technology, enabling it to shift a larger portion of production from onshore to offshore mining.  Given the problems affecting Timah’s inland production, flooding and debilitating weather in 2010, PT Timah has set a sensible target of raising its offshore production. The company’s plan to increase its capacity for offshore production by purchasing bucket-wheel dredges and cutter suction dredges to accelerate its offshore production going forward. The company was founded in 1976 and is headquartered in Bangka, Indonesia.

Malaysia Smelting Corporation Berhad (“MSC”) is engaged in investment holding and the smelting of tin concentrates and tin bearing materials, the production of various grades of refined tin metal under the MSC brand name, and the sales and delivery of refined tin metal and by-products. It has a smelting facility in Butterworth, Malaysia with an annual production capacity of approximately 35,000 tons of refined tin. During the year ended December 31, 2010, MSC produced 43,862 tons of tin metal, of which 45,381 tons from its smelting operations and 6,644 tons from the production of its indirect subsidiary, PT Koba Tin. The company is expected to expand its tin operations hoping to capitalize on forecasted production demand.  The company’s strategy is to focus on growth through strategic acquisitions and organic growth where its core expertise, skills and capabilities can add value and make a difference particularly in increasing operating efficiencies and innovating products and services to ensure its continued leadership position in the industry.  MSC tin efforts in 2010 were successful realizing a 5% production increase due to operating efficiencies.  The company was founded in 1887 and is based in Kuala Lumpur, Malaysia.

Thailand Smelting and Refining Co., Ltd., founded in 1963, is recognized worldwide as an industry leader in the manufacture of tin, tin alloys and tin-related products. From the company's London Metal Exchange registered Thaisarco and Phuket brands of pure tin, to specialty alloys, powders and extruded products. Under the Thaisarco brand the company specializes in solutions tailored to meet multiple customer verticals. Thaisarco stays at the leading edge of the tin industry by investing in new technology, research and development. Its processes and technologies cover the complete range of smelting of tin concentrates, refining of tin metal, manufacturing of tin alloys, and the production of a wide range of value-added tin related products. The company’s tin smelting operation started on July 29, 1965. Thaisarco became part of Billiton BV of the Netherlands, a member of the Royal Dutch/Shell Group in 1972. The total ownership of Thaisarco was then acquired by Amalgamated Metal Corporation PLC of the U.K., and by Escoy Holding Company of Malaysia and Thaisarco has been a member of the AMC Group since July 1995.

Other Countries Contribute to Competition

Although Indonesia may be the world’s largest exporter of tin, it is not to say they are the only player in the market.  The Company faces outside pressures from countries such as China, Bolivia and Peru.  Poor weather in one country may lead to greater results in others due to supply price pressures.

Manufacturing and Sources of Raw Materials

Tin metal is mined by us and used to produced tin ingots.  We are not dependent on any major suppliers to produce our tin ingots.

As part of its plan to emphasize development of offshore deposits, the Company is actively expanding and modernizing its fleet.  By going 100% offshore, Leviathan is able to simultaneously achieve its goals of lowering cost structure and increasing the amount of tin it may realize.  For the Company’s operation of offshore mining activities in the IUPs, PT AP owns one Cutter Suction Dredger (CSD), and collaborates with several companies.  These companies own and operates several CSDs and their equipment may be leased on a short-term basis to do mining in PT AP’s offshore deposit.  As an IUP holder, PT AP provides its mining plan to these contractors, which is based on a drilling map to figure out how much tin may exist.

The first phase of the mining process involves exploration which defines where the exact location of the tin. This is by using seismic barges to define the sea level and the paleochannels (the vein of the tin sand), then the company employs drill ships to better define the location, the depth and thickness of the paleochannels. The mining vessels use this information as the guide for production. There are two types of dredgers, the Cutter Suction Dredgers and Bucket Ladder Dredgers, two types of ships developed specifically for this type of offshore mining. The sediment is collected by the dredgers and then passes through on-board processing facilities and begins to separate into tin concentrate.  This concentrate is then brought to processing operations of PT ALK for smelting and subsequent transformation into tin metal in the form of tin ingots.

These dredgers that are used for offshore mining, include the Bucket Ladder Dredger (BLD) and Cutter Suction Dredger (CSD). BLDs are used to mine under water, with the capability to operate in 15 to 50 meters of sea depth and can dig more than 3.5million cubic meters of material every month.  Depending on the available tin, an offshore dredge can operate its area for 1 month to several years.  They are equipped with circulating buckets attached to a wheel chain, which are used to dig up sediments from the seabed.  As the buckets circulate around the wheel chain, they bring the feed up to screens which will filter the sediments for the on board processing.  A BLD has the capacity to produce 80 to 100 tonnes of tin concentrate per month.  CSDs are equipped with a cutter to break up the overburden and sediments, then the sands are suctioned and processed on board similar to that of the BLDs.  A CSD has the capacity to produce 30 to 50 tonnes of tin concentrate per month.

PT ALK, the smelting and processing operation of Leviathan, is located in the Ketapang Industrial Estate, Pangkal Pinang of Bangka. Ketapang industrial estate is within close vicinity to Pangkal Balam shipping port, where most of the tin ingots from Bangka are shipped to domestic and export customers.  PT ALK has annual production capacity of 6,000 metric tonnes of tin.  The Company’s final product sold to customers is 99.85% tin ingot.   Finished tin ingots are exported to Singapore and Thailand in sales arranged by brokers.  The Company is not dependent upon one or a few major customers.

The smelting process involves three reverberatory furnaces that are refractory lined.  The tin is smelted from cassiterite concentrate, which is itself approximately 72% tin.  The smelting nets 92% of the cassiterite concentrate.  After the onboard processing, the tin ore is smelted into tin metal at smelting facilities with total production time around 20-22 hours. The Company currently has the capacity to produce 6,000 tonnes of tin ingots with 99.85% purity.   The smelters are under strict regulation for environmental protection and PT ALK has all the necessary compliances with the environmental issues.

Government Regulation

On January 12, 2009, Law No 4 of 2009 on Mineral and Coal Mining (the “Mining Law”) came into effect. The Mining Law replaced Law No 11 of 1967 (the “Old Mining Law”) and made significant changes to Indonesia’s mining regulatory regime which operated for more than 40 years.  Under the Old Mining Law, mining activities were permitted to be carried out under a mining authorization known as Kuasa Pertambangan (KP).  There are a number of transitional issues relating to KPs issued under the Old Mining Law.

The Mining Law now provides for new forms of mining rights known as:

•	Mining Business Permits (Izin Usaha Pertambangan – IUP) – basic permits for conducting a mining enterprise within an IUP area; and
•	Special Mining Business Permits (Izin Usaha Pertambangan Khusus – IUPK) – permits for conducting a mining enterprise within an IUPK area.

For IUPs that are not "conversions" from KPs, every holder of an IUP will first need to obtain a Mining Business Permit Area (Wilayah Izin Usaha Pertambangan – WIUP) subject to prescribed minimum and maximum limits.
•	An Exploration IUP, which authorizes the holder to conduct general survey, exploration and feasibility studies; and
•	Production Operation IUP, which authorizes the holder to conduct construction, mining, processing and purification, hauling and selling.

Under the Mining Law, an IUP holder is only allowed to hold one IUP.  However, transitional provisions in Government Regulation No 23 of 2010 allow mining concession holders who held more than one concession before the enforcement of Mining Law, to convert those concessions to IUPs and hold on to them until expiration (subject to compliance with the conditions of the IUPs and the prevailing laws and regulations).

The current situation in relation to the Mining Law is that:

•	KPs should have been converted to IUPs, as required under the implementing regulations; and
•	IUPs in relation to new work areas are not yet being issued. This is because the Government is still considering what mining areas will be opened up for tendering.

Continuing from 2010, we expect foreign investment in the Indonesian mining industry to increase on the back of continued efforts by the government to improve the country's regulatory framework as it seeks to increase revenues derived from mining activities. Recent changes include officially allowing underground mining in protected forests, revised laws to increase the value of the country's natural resource exports, decentralizing mining concessions to local governments and clamping down on illegal mining. The government showed its commitment to improving the country's investment climate when it refused to backtrack on plans despite protests by local communities, which are angry at mining activities damaging the environment and threatening their livelihoods.

The government's efforts already seem to be paying off, with Russia's Solway Industries committing US $3 billion to build a nickel smelting plant with annual capacity of 150,000 tonnes in North Maluku province in the first quarter of 2011.  Additionally, China's largest coal producer, China Shenhua Energy, intends to start operations at a 3mnt colliery and a 300MW power plant by 2012. In line with the government's push, banks are increasingly willing to finance projects. That said, we note that continued investment in the mining sector rests heavily on whether the government will be able to sustain the level regulatory reform.

Environmental Regulations

On October 3, 2009, the Indonesian Government passed Law No 32 of 2009 regarding Environmental Protection and Management  (the “Environmental Law”), replacing Law No 23 of 1997 on Environmental Management (the “Old Environment Law”). Under the Environmental Law, every business activity having significant impact on the environment (like mining operations) is required to carry out an environmental impact assessment (known as an AMDAL). Based on the assessment of the AMDAL by the Commission of AMDAL Assessment, the Minister, Governor, or Mayor/Regent (in accordance with their respective authority) must specify a decree of environmental feasibility. The decree of environmental feasibility is used as the basis for the issuance of an environmental license by the Minister, Governor, or Mayor/Regent (as applicable). The environmental license is a pre-requisite to obtaining the relevant business license.  One of the business activities that must have an AMDAL is the exploitation of mineral resources. The Minister for Environmental Affairs is responsible for issuing a list of the types of businesses which must produce an AMDAL as a pre-requisite to being licensed.

There are only a few implementing regulations that have been issued in relation to the Environmental Law. As a result, the implementing regulations of the Old Environment Law still apply in some circumstances, to the extent that they do not contradict the Environmental Law. Under the Old Environmental Law and its implementing regulations: (a) an AMDAL is not required to be prepared for general survey and exploration activities; and (b) an AMDAL must be prepared and approved in order for a business to enter into the exploitation (operation and production) phase. Projects (or sub-projects) which are not required to produce an AMDAL may nevertheless still be required to produce Environmental Management Efforts (UKL) and Environmental Monitoring Efforts (UPL).  Technical guidelines announced by the Minister of Energy and Mineral Resources state that regional governments are responsible for approving AMDALs in their respective jurisdictions and for supervising environmental management and the monitoring efforts of an IUP holder.

Further details regarding AMDAL requirements are set out in Government Regulation No 27 of 1999 on Environmental Impact Assessment, which is the implementing regulation of the Old Environment Law. Under the Old Environment Law and its implementing regulations, an AMDAL consists of several components, namely: (a) a framework of reference document used to establish the framework for the AMDAL (KA-ANDAL); (b) an environmental impact analysis report (ANDAL); (c) an environmental management plan (RKL); and (d) an environmental monitoring plan (RPL). Although the components of an AMDAL have not been specified, the Environmental Law stipulates that an AMDAL document must contain the following: (a) an assessment of the impact of the business activities plan; (b) an evaluation of the activities in the area surrounding the location of the business; (c) feedback from the community on the business activities plan; (d) an estimation of the impact and  significance of the impact that may occur if the business activities plan is implemented; (e) a holistic evaluation of the impact that may occur to determine the environmental feasibility; and (f) an environmental management and monitoring plan. In addition to the requirement to obtain an environmental license, every business and/or activity that has the potential to cause a significant impact on the environment, a threat to the ecosystem and life, and/or human health and safety must also conduct an environmental risk analysis. A number of other regulations also apply to mining operations, requiring operators to obtain licenses for the disposal of waste and toxic or hazardous materials.

PT AP, in connection with its Exploration IUPs, must submit periodic reports on the implementation of environmental management and monitoring in respect of its Exploration IUPs.  Failure to submit the periodic reports may result in the revocation of the Exploration IUPs.

PT ALK operates a smelter under a license first issued in 2006 and later amended in 2008 when it increased its production capacity from 2,000 MT/year to 6,000 MT/year. Under PT ALK's environmental approvals, if PT ALK increases its production capacity, it must obtain a new environmental approval.

Tin mining operations generate various waste products, including smelter slag and/or discarded gravel. Smelter slag can contain traces of lead and arsenic, so disposal in a safe way is important in order to avoid potential liability for harm to the environment and possible breaches of the environmental compliance provisions.

Employees

We currently employ approximately 100 full-time employees.

Item 1A. Risk Factors.

We are a smaller reporting company as defined in Rule 12b-2 of the Exchange Act and are not required to provide the information required under this item.

Item 2.                      Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Except for the historical information contained herein, the matters discussed in this management’s discussion and analysis of financial condition and results of operations (“MD&A”), may include forward-looking statements that involve certain risks and uncertainties.  Actual results may differ from those anticipated by us as a result of various factors, both foreseen and unforeseen, including, but not limited to economic, competitive, governmental and technological factors that could affect our ability to achieve our goals.

This MD&A is provided as a supplement to the consolidated financial statements and notes thereto included elsewhere in this Form 8-K/A (this “Report”) in order to enhance your understanding of our results of operations and financial condition and should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and related notes thereto included elsewhere in this Report.  Historical results of operations, percentage margin fluctuations and any trends that may be inferred from the discussion below are not necessarily indicative of the operating results for any future period.  Our MD&A is organized as follows:

•	Company Overview. This section provides a more detailed description of our Company, operating segments, products and services offered.
•
Critical Accounting Policies and Estimates.  This section discusses those accounting policies that are considered important to the evaluation and reporting of our financial condition and results of operations, and whose application requires us to exercise subjective or complex judgments in making estimates and assumptions.  In addition, all of our significant accounting policies, including our critical accounting policies, are summarized in Note 2, “Summary of Significant Accounting Policies,” of our notes to consolidated financial statements included elsewhere in this Report.

•
Overview of Results of Operations.  These sections provide our analysis and outlook for the significant line items on our consolidated statements of operations, as well as other information that we deem meaningful to understand our results of operations.

•	Liquidity and Capital Resources. This section provides an analysis of our liquidity and cash flows.
•
New Accounting Pronouncements.  This section provides a summary of the most recent authoritative accounting standards and guidance that have either been recently adopted by us or may be adopted in the future.

Company Overview

DE Acquisition 3, Inc. (DE Acquisition 3) was incorporated in Delaware on February 24, 2010, with an objective to acquire, or merge with, an operating business.   Pursuant to the Exchange Agreement, on August 22, 2011, DE Acquisition 3 acquired 100% of the issued and outstanding equity interests of Top Yield Holdings Limited, a British Virgin Islands company (“Top Yield”) in exchange for 16,705,406 shares of DE Acquisition 3’s Common Stock.  DE Acquisition 3 changed its name to Leviathan Minerals Group Incorporated (“Leviathan”) and its fiscal year end to December 31.  As a result of the reverse acquisition transaction, Leviathan is now engaged in the business of the exploration, mining, processing, smelting and marketing of tin off the shore of Bangka Island, Indonesia.

Top Yield was incorporated on January 10, 2010.  From the date of incorporation until the date of the reverse merger, Top Yield was owned 100% by Dynamic Event Limited, a British Virgin Island company.  Dynamic Event is owned equally by Mr. David Supardi and Mr. Ape Tjandra.  In September 2009, Mr. David Supardi and Mr. Ape Tjandra entered into a nonbinding agreement to acquire PT Aega Prima (PT AP) and PT Alam Lestai Kencana (PT ALK) and other companies that they deemed required for the future of the company.  Through a series of transactions throughout fiscal year 2010, Top Yield acquired or gained control through contributions by Mr. David Supardi and Mr. Ape Tjandra, Europe-China Union Holding Limited (EC), PT Havilah Abadi Sejahtera (PT HAS), PT AP and PT ALK. Through its wholly-owned subsidiary, Top Yield, Leviathan owns:

•	80% of PT AP, a company incorporated in the Republic of Indonesia
•	99% of PT ALK, a company incorporated in the Republic of Indonesia
•	99% of PT Havilah Abadi Sejahtera, a company incorporate in the Republic of Indonesia (“PT HAS”)
•	100% of Europe-China Commercial Union Holding Limited, a British Virgin Islands company (“EC”)
•	100% of Crown Sail Limited, a British Virgin Islands company (“CS”)

Critical Accounting Policies

The discussion and analysis of our consolidated financial statements and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosures of contingent assets and liabilities.  On an on-going basis, we evaluate for reasonableness.  We base our estimates on historical experience and on various other assumptions that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that may not be readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

We believe that the significant accounting policies, as described in Note 2 of our consolidated financial statements, “Summary of Significant Accounting Policies” should be read in conjunction with management’s discussion and analysis of financial condition and results of operations.  We believe the following represents the most critical accounting policies that affect our consolidated financial statements.

Revenue Recognition. Revenue is recognized, net of customers’ discounts, when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is determinable, and collectability is reasonably assured. We recognize revenue from sale of tin ingots when title, ownership, and risk of loss pass to the customer, all of which generally occurs upon delivery of the product to our customer's respective locations.  Revenue from product sales are recognized on a gross basis as the indicators for recording revenue on a gross basis are persuasive.

Our arrangements include pricing provisions which allow adjustment to the tin ingot price based on the spot market upon shipment to end users.  As a result, we have recorded shipments on a provisional basis until final settlement is reached. The pricing provisions are characterized as freestanding derivatives and are required to be accounted for separately once the product is received by the end user. The derivative instrument, which is settled and billed once final pricing settlement is reached, is marked to fair value as a revenue adjustment each reporting period based upon the estimated forward settlement until prices are actually settled.

Impairment of Long-Lived Assets.  We review and evaluate the carrying amounts of non-financial assets including property, plant and equipment, capitalized mineral properties development costs, and other long-lived assets when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Reduction in the carrying value of property, plant and equipment, or other long-lived assets, with a corresponding charge to earnings, are recorded to the extent that the estimated future net cash flows are less than the carrying value.

Estimates of future cash flows are subject to risks and uncertainties.  It is reasonably possible that changes in circumstances could occur which may affect the recoverability of our properties and long-lived assets.

Goodwill. Goodwill is related to PT ALK acquisition, which closed on April 14, 2010. In accordance with FASB ASC Topic 350-20, Intangibles — Goodwill and Other, Goodwill, or ASC 350-20, we test goodwill for impairment annually at the end of its fourth quarter, referred to as the annual test date.

Exploration and Development Costs.  Costs incurred before mineralization are classified as proven and probable reserves are expensed and classified as exploration expense. Capitalization of development costs, that meet the definition of an asset, begins once mineralization is classified as proven and probable reserves. Such costs are amortized using the straight line method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to income.

Provision for Environmental Rehabilitation. Expenditures relating to environmental rehabilitation programs undertaken during mining operations are charged to production expenses as incurred. Significant restoration, rehabilitation and environmental expenditure to be incurred subsequent to the cessation of production of each mine property is provided based on the present value of the estimated expenditure to be incurred.

Business combinations – Purchase Price Allocations.  We allocate the purchase price of acquired businesses to the tangible and intangible assets acquired and liabilities assumed based on estimated fair values.  Our purchase price allocation methodology contains uncertainties because it requires management to make assumptions and to apply judgment to estimate the fair value of acquired assets and liabilities. Management estimates the fair value of assets and liabilities based upon quoted market prices, the carrying value of the acquired assets and widely accepted valuation techniques, including discounted cash flows and market multiple analyses. Unanticipated events or circumstances may occur which could affect the accuracy of our fair value estimates, including assumptions regarding industry economic factors and business strategies.

Overview of Results of Operations

The following selected comparative financial information for the six months ended June 30, 2011 and 2010, and the year ended December 31, 2010 and 2009 have been derived from and should be read in conjunction with our financial statements for the six months ended June 30, 2011 and 2010, and the fiscal years ended December 31, 2010 and 2009 included in this Report.

Results of Operations for the Six-Month Period Ended June 30, 2011 and 2010

The six months ended June 30, 2011 include six months of operating results for all entities.  In comparison, the six months ended June 30, 2010 include period from January 10 to June 30, 2010 and January 1 to April 14, 2010 as the predecessor which incorporates 2.5 months of operating results for PT HAS, PT AP, PT ALK and five months of operating results for EC.  Top Yield acquired EC on February 10, 2010.  On April 14, 2010, Top Yield gained control of PT HAS, PT AP and PT ALK and as of that date, these entities were consolidated with Top Yield.  The timing of Top Yield’s acquisitions during in the six month period ended June 30, 2010 impacts the results of operation comparative analysis presented below.

Revenue
Revenue increased to $36.7 million for the six month ended June 30, 2011 from $6.6 million for the period from January 10 to June 30, 2010 and from $6.9 million for the period from January 1 to April 14, 2010.

The increase in net sales revenue for the six months ended June 30, 2011 is a result of an increase in the volume of tin ingots sold and an increase in the selling price of tin per ton.  Our average selling price for the six months ended June 30, 2011 was approximately $18,000 per ton as compared to $17,000 per ton from January 10 to June 30, 2010 and January 1 to April 14, 2010.  In addition, we sold approximately 2,000 tons of tin ingots in the six months ended June 30, 2011 as compared to approximately 800 tons of tin ingots sold from January 10 to June 30, 2010 and January 1 to April 14, 2010 in total.

Revenue also included price adjustments.  Our arrangements include pricing provisions which allow adjustment to the tin ingot price based on the spot market upon shipment to end users.  As a result, we have recorded shipments on a provisional basis until final settlement is reached. The pricing provisions are characterized as freestanding derivatives and are required to be accounted for separately once the product is received by the end user. The derivative instrument, which is settled and billed once final pricing settlement is reached, is marked to fair value as a revenue adjustment each reporting period based upon the estimated forward settlement until prices are actually settled.

Cost of Revenue
Cost of revenue for the six months ended June 30, 2011 increased to $30.7 million from $4.8 million from January 10 to June 30, 2010 and $5.4 million from January 1 to April 14, 2010.

The increase in cost of sales is primarily due to the increase in the cost of tin sand. During the six months ended June 30, 2011, the cost of tin sand increased to 78% to approximately $16,000 per ton as compared to $9,000 per ton from January 10 to June 30, 2010 and January 1 to April 14, 2010. Tin sand represents approximately 97% of total production cost for the six months ended June 30, 2011 as compared to 94% from January 10 to June 30, 2010 and January 1 to April 14, 2010 in total. The increase in the cost of tin sand negatively impacted our margins.

Equipment used to perform the smelter process needs to run 24 hours per day to maintain the temperature necessary to produce tin ingots from the tin sand.   With only one ship, PT AP does not produce sufficient tin sand for PT ALK to run at full capacity to justify keeping the equipment running.   As such we purchase tin sand from third party mining companies to supplement PT ALK’s demand for tin sand.  During the six months ended June 30, 2011, we purchased approximately 2,100 tons of tin sand at an approximate average cost of $17,000 per ton.  During the 2.5 months ended June 30, 2010, we purchased approximately 580 tons of tin sand at an approximate average cost of $9,000 per ton.

We produce approximately 0.7 tons of tin ingot for every ton of tin sand.  Raw materials used to produce tin ingots include tin sand as well as anthracite and other secondary ingredients.

Selling and Administrative Expenses
Selling, general and administrative expenses for the six months ended June 30, 2011 increased to $2.3 million from $0.7 million from January 10 to June 30, 2010 and $0.7 million from January 1 to April 14, 2010. The increase in expenses resulted primarily from:
•
$0.4 million increase due to a full six months of corporate expenses at Top Yield and PT HAS. Corporate expenses include professional fees, rent expense and other general and administrative items. Top Yield was incorporated in February 2010 and Top Yield gained control of PT HAS on April 14, 2010.

•	$1.1 million increase due to a full six months of expense from PT ALK and PT AP.
•	$0.1 million net increase in other selling, general and administrative expenses.

Other Operating Income (Expense), net
Net other operating income (expense), net decreased $0.1 million during the six months ended June 30, 2011 over the period from January 10 to June 30, 2010 and January 1 to April 14, 2010.

For the six months ended June 30, 2011, hedging gains and losses recorded by PT ALK and EC offset, resulting in no net gain or loss during the six months ended June 30, 2011. From January 10 to June 30, 2010, EC recorded $1.1 million in hedging gains which represented five months of results. PT ALK recorded $1.4 million in hedging losses based on 2.5 months of transactions for the six month period ended June 30, 2010. From January 1 to April 14, 2010, PT ALK recorded $0.2 million in hedging losses, offset by $0.7 million in other income, net.

Provision (Benefit) for Income Taxes
For the six months ended June 30, 2011 and the period from January 10 to June 30, 2010, we recorded a benefit of $0.2 million and a provision of $0.3 million from January 1 to April 14, 2010.  The provision for all periods includes an accrual for items that we believe may be challenged by Indonesian taxing authorities.

The effective income tax rate for the six months end June 30, 2011 and the period from January 10 to June 30, 2010 2010 differs from the Indonesian statutory rate of 25 percent primarily due to the full valuation allowance on specific Indonesian subsidiaries deferred tax assets, the effects of foreign tax rate differential including countries which do not have income taxes and accruals for uncertain tax positions.

Results of Operations for the Year Ended December 31, 2010 and 2009

The period ended December 31, 2010 includes 8.5 months of operating results for PT HAS, PT AP, PT ALK and eleven months of operating results for EC. Top Yield acquired EC on February 10, 2010.  On April 14, 2010, Top Yield gained control of PT HAS, PT ALK and PT AP and as of that date, these entities were consolidated with Top Yield.

The year ended December 31, 2009 include 12 months of operating results for only PT ALK. PT ALK is considered the predecessor entity as PT ALK most resembles the operating results of Top Yield.

The analysis below compares the operating results of Top Yield and subsidiaries for the period ended December 31, 2010 to the operating results of PT ALK for the year ended December 31, 2009.

Revenue
Revenue increased to $26.5 million for the year ended December 31, 2010 from $14.7 million for the year ended December 31, 2009.  Revenue for the period from January 10 to April 14, 2010 was $6.9 million.

The increase in net sales revenue for the year ended December 31, 2010 is a result of an increase in the volume of tin ingots sold and an increase in the selling price of tin per ton. Our average selling price for the year ended December 31, 2010 was approximately $16,000 per ton.  In addition, we sold approximately 1,600 tons of tin ingots in the year ended December 31, 2010.

Our production of tin ingot increased from fiscal year 2009 to fiscal year 2010 as PT ALK was in operations for all fiscal year 2010 as compared to only 8.5 months in fiscal year 2009.

Cost of Revenue
Cost of revenue for the year ended December 31, 2010 increased to $17.8 million from $14.5 million for the year ended December 31, 2009.  Cost of revenue for the period from January 10 to April 14, 2010 was $5.4 million.

The composition of where we sourced our tin sand changed in fiscal year 2010, resulting in an improvement to our margins.  During the year ended December 31, 2010, sourcing tin sand directly from our concessions owned by PT AP grew to 322 tons or 365%.   During the year ended December 31, 2010, we purchased approximately 2,300 tons of tin sand at an average purchase price of $10,000 per ton.

During the year ended December 31, 2009, sourcing tin sand directly from our concessions owned by PT AP was 69 tons. During the year ended December 31, 2009, we purchased approximately 1,600 tons of tin sand at an average purchase price of $9,000 per ton.

Fiscal year 2009 represented the first full year of operations for PT ALK.

Selling and Administrative Expenses
Selling, general and administrative expenses for the year ended December 31, 2010 decreased to $2.9 million from $4.8 million for the year ended December 31, 2009.  Selling and administrative expenses for the period from January 10 to April 14, 2010 was $0.7 million.

The decrease in fiscal year 2010 was due to the following:
•	Commission expense of $2.8 million incurred the year ended December 31, 2009. No commission expense was incurred from January 10 to December 31, 2010.
•
The decrease was offset by $0.7 million increase in corporate expenses at Top Yield and PT HAS, which began operations in fiscal year 2010.  Corporate expenses include professional fees, rent expense and other general and administrative items.

Other Operating Income and Expenses
Net other operating income and expenses decreased $2.9 million to net expense of $0.2 million in the year ended December 31, 2010 from $2.7 million during the year ended December 31, 2009.    Net other operating income and for the period from January 10 to April 14, 2010 was $0.5 million.

The net decrease was primarily due hedging activities.  During the year ended December 31, 2010, since EC and PT ALK are consolidated into Top Yield, PT ALK and EC’s hedging gains and losses netted in consolidation after April 14, 2010.  During the year ended December 31, 2009, PT ALK recorded $2.5 million in hedging gains.

Provision for Income Taxes
Provision for income taxes for the period ended December 31, 2010 and year ended December 31, 2009 decreased remained was $0.3 million.  Provision for incomes taxes from January 10 to April 14, 2010 was $0.3 million. The provision for all periods includes an accrual for items that we believe may be challenged by Indonesian taxing authorities.

The effective income tax rate for the years end December 31, 2010 and 2009 differs from the Indonesian statutory rate of 25 percent primarily due to the full valuation allowance on specific Indonesian subsidiaries deferred tax assets, the effects of foreign tax rate differential including countries which do not have income taxes and accruals for uncertain tax positions.

Liquidity and Capital Resources
The following table presents selected financial statistics and information for the six months ended June 30, 2011, January 10 to June 30, 2010 and January 1 to April 14, 2010.

	Six months	January 10, 2010	January 1, 2010
	June 30, 2011	June 30, 2011	to April 14, 2010

Cash and cash equivalents	$2,569,057	$1,860,987	$528,149
Net increase in cash and cash equivalents	$556,415	$1,860,987	$469,328
Net income	$3,865,423	$1,209,143	$937,320
Net cash provided by operating activities	$1,987,665	$347,967	$520,358

The following table summarizes our consolidated statements of cash flows for the six months ended June 30, 2011, January 10 to June 30, 2010 and January 1 to April 14, 2010:

	Six months June 30, 2011	January 10, 2010 to June 30, 2010	January 1, 2010 to April 14, 2010
Net income	$3,865,423	$1,209,143	$937,320
Non-cash expenses	327,518	93,153	280,274
Change in accounts receivable	(2,072,029)	(2,931,563)	874,876
Change in other assets and liabilities	(133,247)	1,977,234	(1,572,112)
Net cash provided by operating activities	$1,987,665	$347,967	$520,358

Cash Flows from Operating Activities
Cash provided by operations was negatively impacted by our growth in accounts receivable in the six months ended June 30, 2011 and from January 10 to June 30, 2010 as a result in our increase in sales.  The following summarizes our consolidated statements of cash flows for the six months ended June 30, 2011, period from January 10 to June 30, 2010 and January 1 to April 14, 2010.

Net Income.  As referenced in the above table, net income makes up the majority of our cash generated from operations for the six months ended June 30, 2011, January 10 to June 30, 2010 and January 1 to April 14, 2010.

Accounts Receivable. Accounts receivable grew by approximately $2.1 million and $2.9 million for the six months ended June 30, 2011 and January 10 to June 30, 2010, respectively.  The increase in accounts receivable directly corresponds to the increase in our revenue and the timing of our sales.  During the six months ended June 30, 2011 and period from January 10 to June 30, 2010, sales were concentrated in the second quarter due to monsoon season, which occurs during the first and fourth quarters each year.

Other Assets and Liabilities.  Cash from operations was negatively impacted from increases in inventories and other current assets during the six months ending June 30, 2011.  From January 10 to June 30, 2010, decreases in accounts payable accounted for the negative impact to cash.  From January 1 to April 14, 2010, increases in inventories accounted for the negative impact to cash.

Cash Flows from Investing Activities
Net cash used in investing activities for the six months ended June 30, 2011 of $0.2 million related to purchases of equipment.  During the period months ended June 30, 2010, we acquired PT ALK and EC and gained control of PT AP.  These transactions contributed cash of $1.6 million.

Cash Flows from Financing Activities
Cash used in financing activities for the six months ended June 30, 2011 was $1.3 million related to transactions with our major shareholder, David Supardi.  Mr. Supardi provided cash to finance operating activities such as professional fees and general and administrative expenses.  Cash provides by Mr. Supardi primarily occurred prior to the private placement funding in August 2011.  We do not anticipate significant transactions to continue with Mr. Supardi for the remainder of fiscal year 2011.

Cash
At June 30, 2011, we had cash and cash equivalents of $2.6 million.  We intend to use this cash for operations and investment in equipment.

On August 22, 2011, we issued senior convertible notes and warrants whereby we raised an aggregate principal amount of $5,020,000 in a private placement offering.  The Notes mature on February 18, 2013, and bear interest at the rate of 10% per annum.  The amount due under the Notes shall be converted into 1,181,177 of Common Stock (i) immediately upon the effective date of the listing of the Common Stock on any national securities exchange in the United States or (ii) at the discretion of the investor. In addition, the investors received two-year warrants to purchase an aggregate of 753,129 shares of our common stock at an exercise price of $4.25 per share.

Of the net proceeds from this private placement, we plan to use approximately $2,000,000 to continue exploration and drilling activities.  We have used approximately half of the $2,000,000 for exploration and drilling activities through December 31, 2011 and plan to use the balance through June 30, 2012.   Exploration and drilling activities include exploratory drilling, sampling and producing a feasibility study that identifies proved and probable reserves.   We do not foresee investing in capital expenditures outside of exploration and drilling activities.

The balance of the funds will be used towards professional fees and for working capital.

Should we raise additional capital, we will purchase a dredger.

We believe that its cash and cash equivalents on hand as of June 30, 2011, together cash flows from operations and the capital raised in the private placement will be sufficient to meet its working capital and capital expenditure requirements for the fiscal year 2012.

Contractual Obligations

The following table summarizes our significant contractual obligations, all of which relate to operating leases, at June 30, 2011 and the effect that such obligations are expected to have on our liquidity and cash in future periods.  Our operating leases include office and vehicle leases.  Our office lease is for our Asia headquarters in Jakarta, Indonesia.

Year ended December 31
For the remainder of the year	$38,328
2012	83,624
2013	83,624
2014	83,624
2015	83,624
2016 and thereafter	334,495
$707,319

Seasonality
Our mining productions are affected by the monsoon season from December through March each year.  PT AP holds Indonesian mining permits or concessions known as Izin Usaha Pertambangan or IUP. PT AP Production Operation IUPs are in the monsoon affected area. During this period, we cease mining operations and our sales are negatively impacted in the fourth and first quarters of each year and as we are unable to mine, we rely on third parties to source tin sand.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

New Accounting Pronouncements

Variable Interest Entities.  In June 2009, the ASC guidance for consolidation accounting was updated to require an entity to perform a qualitative analysis to determine whether the enterprise’s variable interest gives it a controlling financial interest in a VIE. This qualitative analysis identifies the primary beneficiary of a VIE as the entity that has both of the following characteristics: (i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (ii) the obligation to absorb losses or receive benefits from the entity that could potentially be significant to the VIE. The updated guidance also requires ongoing reassessments of the primary beneficiary of a VIE. Adoption of the updated guidance, effective for the Company’s fiscal year beginning January 1, 2010, had no impact our consolidated financial position, results of operations or cash flows.

Fair Value Accounting.  In January 2010, ASC guidance for fair value measurements and disclosure was updated to require additional disclosures related to transfers in and out of level 1 and 2 fair value measurements. The guidance was amended to clarify the level of disaggregation required for assets and liabilities and the disclosures required for inputs and valuation techniques used to measure the fair value of assets and liabilities that fall in either level 2 or level 3. The updated guidance was effective for the our fiscal year beginning January 1, 2010. The adoption had no impact on our consolidated financial position, results of operations or cash flows.

Business Combination.  In December 2010, the ASC guidance for business combinations was updated to clarify existing guidance which requires a public entity to disclose pro forma revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual period only. The update also expands the supplemental pro forma disclosures required to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The updated guidance is effective for our fiscal year beginning January 1, 2011. We are evaluating the potential impact of adopting this guidance on our consolidated financial position, results of operations and cash flows.

Fair Value Accounting.  In January 2010, the ASC guidance for fair value measurements and disclosure was updated to require enhanced detail in the level 3 reconciliation. The updated guidance is effective for our fiscal year beginning January 1, 2011. The Company expects minimal impact from adopting this guidance.

Item 3. Properties.

Property

Location of the IUP Property

Our IUPs allow us to mine tin sand off the shore of Bangka Island, Indonesia.  The area covered by the IUPs is only reachable by boat and all mining is done by dredging.  Bangka Island is located in the world’s largest tin belt and world’s principal tin-producing center. Bangka Island is one of the islands belonging to Indonesia’s Bangka-Belitung Province. Bangka is surrounded by the South China Sea, Bangka straights and the Java Sea. Bangka lies just east of Sumatra, separated by Bangka Strait.  Bangka is 250 miles from Jakarta. Pangkal Pinang is the largest town, the capital of Bangka Belitung and where  our smelter is located.  Bangka’s population is approximately 600,000.

IUPs for Properties

PT AP holds 16 Exploration IUPs which were granted to PT AP by the Governor of Bangka Belitung Province on March 15, 2010.   All of PT AP's Exploration IUPs will expire on September 4, 2012.  The Company anticipates it will be able to extend or convert its IUPs before their expiration.  We cannot, however, provide assurance that the IUPs will not be subject to challenge or that the Indonesian Government will not vary the terms applicable to the IUPs by new regulations.

Exploration IUPs can be granted for a maximum of 8 years, including 1 year of general surveys, 3 years of exploration (which can be extended twice for 1 year on each extension) and 1 year for feasibility study (which can be extended once for 1 year). Based on Indonesian  Mining Law, such extensions are subject to approval by the government authority issuing the IUP. Law No. 4 of 2009 is silent on how the application process to extend an Exploration IUP.

The following table sets out the various property rights from IUPs held by PT AP (all areas covered by the Exploration IUP are 4-12 miles from shore):

We currently hold 19 concessions (16 Exploration IUP and 3 Operational Production IUP) surrounding Bangka Island.

The Operational Production IUPs summarized below, and totaling 783.5 hectares,  were granted by a decree of the Governor of Bangka Belitung Islands, are located from four to twelve miles from the shore and term of each IUP and can be extended by a maximum of 20 years (two 10 year extensions).  There is no limit on the amount of tin that can be mined from these concessions and there are no royalties or annual maintenance fees due on these properties.

IUP Number (188.44.)	Area Code Blok Kelabut	Area (Hectares)	Date of Issuance	Date of Effectiveness	Date of Expiry
102/DPE/2010	A.1	312.4	March 15, 2010	November 14, 2009	November 13, 2016
409/DPE/2010	A.2	178.1	April 30, 2010	April 30, 2010	April 29, 2025
418/DPE/2010	A.3	293.0	May 3, 2010	May 3, 2010	May 2, 2025

The Exploration IUPs summarized below, and totaling 28,265 hectares,  were granted by a decree of the Governor of Bangka Belitung Islands, are located from four to twelve miles from the shore, were issued on March 15, 2010 (with a date of effectiveness of September 5, 2009) and expire on September 4, 2012.  At least 3 months before the Date of Expiry of the Exploration IUP, we plan to apply to upgrade the Exploration IUP to a Production Operation IUP, in accordance with the laws and regulations.

IUP Number (188.44.)	Area Code Blok Kelabut	Area (Hectares)
155/DPE/2010	Blok Sangau 01	1,503
156/DPE/2010	Blok Sangau 02	1,749
157/DPE/2010	Blok Genting 01	1,825
158/DPE/2010	Blok Genting 02	1,877
159/DPE/2010	Blok Genting 03	1,810
160/DPE/2010	Blok Bubus 01	1,954
161/DPE/2010	Blok Bubus 02	1,958
162/DPE/2010	Blok Bubus 03	1,949
163/DPE/2010	Blok Mengkudu 01	1.892
164/DPE/2010	Blok Mengkudu 02	1,954
165/DPE/2010	Blok Mengkudu 03	1,986
166/DPE/2010	Blok Mengkudu 04	1,892
167/DPE/2010	Blok Mengkudu 05	1,894
168/DPE/2010	Blok Mengkudu 06	1,353
169/DPE/2010	Blok Mengkudu 07	1,846
170/DPE/2010	Blok Kelabata	823

The Company’s 29,048.4 hectacres of mining concessions are located near the northern coast of Bangka Island. Bangka Island is located at the southernmost tip of the Major Granite Tin Belt which stretches from the Yunnan Province of China through the Burma Peninsula.  The Blok Kelabat IUPs are in the production stage.  The Blok Sangau 02 and Blok Bobus 03 IUPs are in the development stage.  The remaining IUPs are in the exploratory stage.

Although there is a high concentration of tin minerals within the granite in the Company’s concessions off Bangka, tin does not occur naturally as a pure metal. By far the most economically important tin mineral is cassiterite, a naturally occurring oxide of tin with the chemical formula SnO2.  In its purest form it contains 76%-78% of tin, and off Bangka Island it has been shown to be roughly 78.77% tin  Tin minerals are almost invariably found in association with granitic rock.  About 80% of the world’s tin is derived not from primary lodes but from unconsolidated secondary, or placer, deposits. These are superficial deposits which have become concentrated over the course of time by a continual disintegration of the host rock.

Cassiterite is very resistant to chemical and mechanical weathering, as well as having a high specific gravity.  Erosion of the host rock and tin-bearing veins results in the concentration of tin minerals at regions distant from primary lodes. Many secondary deposits consist of gravels, sands, silts and clay washed down by rivers and streams and deposited in valleys or under the sea.

Using seismic and hydrographic analysis to assess these deposits is essential to determining the value of recoverable tin metal in a given area. As of November 2010, approximately 10,848 Ha of seismic and hydrographic surveys had been conducted, with one concession, the Blok Klabat (1,643 Ha) selected for drilling.  As of March 25, 2011, 94 holes had been completed in the area covering over 900 HA.

Source:  Minarco Mineconsult

Type of Work	Company	License Name	Amount	Commentary
Seismic Surveys and Hydrographic Surveys	AP	Blok Klabat Blok Bubus Blok Sangau	10,848 Ha	Seismic Surveys: Conducted to identify buried historical channels and basement lows which contain the highest concentration of tin sand.
Drilling	AP	Blok Klabat	900 Ha 94 Holes 1,500m Drilled	Drilling spacing of 300m by 300m up to 150m x 150m targeted on the Paleochannels identified through the seismic survey work.
Assay Analysis	AP	Blok Klabat	Routine Assay
Analysis is conducted on 1m samples on the drill boat through a series of wet sieving and weighing.  The pre-concentrated sample is then sent to shore and undergoes a final sieve, weighing and recording step to determine the final tin sand quantity in kg/m

Source: Minarco Mineconsult

The data from seismic and hydrographic surveys, as well as from drilling in the Blok Klabat, are being independently assessed by Minarco Mineconsult, the Company’s technical advisor.

Infrastructure, Climate and Topography

Most of the geographical faces of the island consist of lower plains, swamps, small hills and coastline. The weather is a hot and humid tropical wet and dry climate according to the Köppen climate classification system. Despite being located relatively close to the equator, the area has distinct wet and dry seasons. Wet seasons in Bangka cover the majority of the year, running from November through June.

History of the IUP Property

Tin mining operations in Indonesia have taken place for more than 200 years.  About 80% of the world’s tin deposits are in the form of unconsolidated alluvial deposits located across the Indonesian tin belt, an area that extends approximately 3,000 kilometers from Thailand, to the Malaysian Peninsula, and down through Indonesia.  Tin mining activities were initially influenced by a limited number of large conglomerates, however after the approval of Indonesian local autonomy law and the passing of regional jurisdiction that encouraged independent local income, mining activities transitioned to smaller groups or individual operations.    Increased foreign investment, high prices, positive global outlook, emerging new Asian markets and the rebound and growth of the electronics industry are large factors influencing future expectations of the Indonesia tin industry.

To the Company’s knowledge, no mining was previously done on their properties.  Since 2009, we have mined over 1,096 tonnes of tin bearing sands with average tin concentration ranging between 70% and 72%.

Our smelter facility is located in Ketapang Industrial Estate, Pengkal Pinang on Bangka Island.

Our executive office in the Central district of Hong Kong is co-located with Yong Lok Minerals Holding Limited, a company owned by David Supardi.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Immediately after the Closing, 17,646,818 shares of Common Stock are expected to be issued and outstanding after taking into effect the shares of Common Stock to be cancelled pursuant to the Share Cancellation Agreement. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Beneficial ownership is determined in accordance with the rules of the SEC.

Beneficial Owner	No. of Securities	Percentage Ownership

Directors and Officers

Samuel Zia(2)	-	*
Janet Gutkin(3)	-	*
Tjsiam Suwardi (4)	-	*
James Rosenbaum(5)	-	*
James Ulland(6)	27,280	0.15%
Ronald E. Eibensteiner(7)	305,854	1.71%
Dennis Nguyen(8)	1,465,778	8.01%

5% Beneficial Owners
David Israel Supardi(1)	8,352,703	47.33%
Ape Nigata Tjandra(9)	8,352,703	47.33%
New Asia Partners LLC	1,465,778	8.01%
Dynamic Event	16,705,406	94.66%

Total Officers and Directors	10,151,615	57.21%

Total Outstanding	17,646,818

* Represents less than 1%

(1) Represents 50% of the total number of shares of outstanding Common Stock of the Issuer owned by Dynamic Event. Mr. Supardi owns 50% of the issued and outstanding capital stock of Dynamic Event and may be deemed to the beneficial owner of 50% of the total number of securities of the Issuer owned by Dynamic Event as he has voting and investment control over such securities.

(2) Samuel Zia is the Chief Executive Officer, President and a director of the Company.
(3) Janet Gutkin is the Chief Financial Officer, Treasurer and a director of the Company.
(4) Tisiam Suwardi is a director of the Company.
(5) James Rosenbaum is a director of the Company.
(6) James Ulland is a director of the Company. Represents 23,529 shares of Common Stock of the Issuer underlying a convertible promissory note and 3,751 shares of Common Stock of the Issuer underlying an Investor warrant to purchase share of Common Stock of the Issuer issued in the private placement.

(7) Ronald E. Eibensteiner is a director of the Company. Represents 94,141 shares of Common Stock owned by Wyncrest Capital, Inc. ("Wyncrest"), a Shareholder to purchase 75,313 shares of common stock issued at the time of the merger to Wyncrest, 18,753 shares of Common Stock underlying an Investor to purchase common stock, and 117,647 shares of Common Stock issuable upon conversion of convertible promissory notes owned by Wyncrest and issued in connection with the private placement. Mr. Eibensteiner is the President of Wyncrest and has sole voting and investment control over the securities owned by Wyncrest.

(8) Dennis Nguyen is a director of the Company and former President. Represents 814,321 shares of Common Stock of the Issuer owned by NAP and a Shareholder to purchase 651,457 shares of Common Stock of the Company issued at the time of the Share Exchange. Mr. Nguyen is the Chairman of NAP and has voting and investment control over the securities of the Company owned by NAP.

(9) Represents 50% of the total number of shares of outstanding Common Stock of the Issuer owned by Dynamic Event. Mr. Tjandra owns 50% of the issued and outstanding capital stock of Dynamic Event and may be deemed to the beneficial owner of 50% of the total number of securities of the Issuer owned by Dynamic Event as he has voting and investment control over such securities.

Changes in Control

Reference is made to Item 2.01 and Item 5.01 for a description of the change in control of the Company as a result of the transactions disclosed herein.

Item 5. Directors and Executive Officers

The following table sets forth certain information regarding the Company’s directors and executive officers.

Name	Age	Position
Samuel Zia	56	Chief Executive Officer, President and Director
Janet Gutkin	39	Chief Financial Officer, Treasurer and Secretary
Ronald E. Eibensteiner	59	Director
Tjsiam Suwardi	46	Director
Dennis Nguyen	41	Director
James Rosenbaum	66	Director
James Ulland	69	Director

Samuel Zia, 56, has served as a consultant to Leviathan Minerals Group Limited from July 2010 to June 2011 and was appointed Chief Executive Officer, President and a director on August 22, 2011. Prior to joining Leviathan Minerals Group Limited, from October 2009 to June 2010, Dr. Zia was a consultant to DJ Capital, a finance company based in Hong Kong, advising the company in connection with fundraising and various mergers and acquisition transactions. From January 2007 to October 2009, Dr. Zia was the Chief Executive Officer of Uni-Bioscience Group Limited, a listed biopharmaceutical company in Hong Kong with operations in PRC. From April 2006 through November 2006, he served as a consultant to Macau University Science and Technology Hospital in setting up an Anti-Aging Center, assisting the company in the start-up of its operations. Dr. Zia received an M.D. from the University of Southern California in June of 1981 and a B.S. from the University of California, Los Angeles in June of 1976. Dr. Zia was in private practice in the field of Internal Medicine for over 25 years in USA, but at the same time, he was the Founder, Chairman and Chief Executive Officer in a Skilled Nursing Facility (Heritage Manor), also he was the Founder, Chairman, and Chief Executive Officer in one of the largest Ethnic Independent Physicians Association (Allied Physicians of California) and Management Service Organization (Network Medical Management) managing over 2000 Physicians and 250,000 Patients. Dr. Zia's executive experience in the United States and Asia will be useful to the Company and the Board of Directors. Further, his service to Leviathan Minerals Group Limited over the past year has provided him with knowledge of all aspects of the company's business which uniquely positions him to be a valued member of the Board of Directors.

Janet Gutkin, 39, has served, from November 2004 to September 2011, as Senior Vice President and Corporate Controller of Quality Systems, Inc. (NASDAQ: QSII) responsible for the managing and controlling of financial-related activities of the company. Ms. Gutkin was appointed Chief Financial Officer, Treasurer and Secretary in September 2011. She received her Master of Business Administration from the University of Chicago at the Booth School of Business in March 2011. Ms. Gutkin also earned a Master of Accounting from the University of Southern California at the Leventhal School of Accounting in 1997. She brings to us an extensive background with experience in management and technical accounting, SEC and internal reporting, corporate finance, M&A and Sarbanes-Oxley compliance.

Ronald E. Eibensteiner, 59, has been President of Wyncrest Capital, Inc. since 1993, an investment company for early-stage technology companies in the area of telecommunications, medical devices and software and was appointed as a director on August 22, 2011. Currently, Mr. Eibensteiner is co-founder and Chairman of Arcola Systems since June 2008, a software supplier to the gaming industry. Additionally, Mr. Eibensteiner co-founded ReadyCredit Corporation in 2005 and served as its Chief Executive Officer and Chairman from 2004 to 2006 and currently serves on the board of directors. His past investment activities included: co-founder of Diametrics Medical, Inc. in 1990, a manufacturer of blood gas diagnostic systems; a co-founder of OnHealth Network Company in 1991, a web-based publisher of health and wellness information which was later merged with WebMD; principal investor and board member of BigCharts, Inc. from 1997 to 2000, a provider of financial internet content until its sale to Dow Jones/MarketWatch.com in June of 1999; Chairman of the Board of Prodea Software Corporation, from 1992 to 1995, a data-warehousing software company, until its sale to Platinum Technology, Inc.; and principal investor and Board of Director member of Travanti Pharma, Inc, a specialty drug delivery firm, from 1999 until its sale to Taikoku Pharmaceutical in May of 2009. Mr. Eibensteiner also served as a member of the Board of Stellant Software (Nasdaq: STEL) from 1996 until 2001. In 1983, Mr. Eibensteiner co-founded Arden Medical Systems in 1983 and served as its Chief Financial Officer until its sale to Johnson & Johnson in 1987. From 1999 to 2005, Mr. Eibensteiner served as Chairman of the Republican party of Minnesota and holds a Bachelor of Science in political science from the University of Minnesota. Mr. Eibensteiner has extensive experience in the investments area and brings valuable financial experience to the Board of Directors.

Tjsiam Suwardi. 46, was appointed to the Board ofDirectors, effective April 5, 2012.  Mr.Suwardi is currently a director of PT Global Multi Mandiri, an electronicsdistributor in Jakarta, and has worked at PT Global Multi Mandiri since2005.  He is also an investor in miningprojects in Indonesia.  Mr. Suwardi has extensive experience as a business person in Jakarta and Indonesia.  He is familiar with the local business and mining regulations and customs in Jakarta and Indonesia which will be valuable to the Company and its business operations in Indonesia.

Dennis Nguyen, 41, currently serves as a director of the Company and is responsible for the management of New Asia Partners, LLC (“NAP”) as its Chairman. NAP is a private equity investment group that provides financial, strategic and operational guidance to middle market companies based in the People’s Republic of China (“China”).    Mr. Nguyen was appointed as a director on March 1, 2011.  He is also an adjunct professor at the University of Minnesota (UMN) Law School. Prior to NAP, which was founded in April 2010, beginning in 2002 Mr. Nguyen served in the same capacity as Chairman of its predecessor entity, New Asia Partners Limited. From July 2006 through December 2008, Mr. Nguyen served as a director of Wuyi International Pharmaceutical Company Limited, a Fujian-based pharmaceutical manufacturer listed on the Hong Kong Stock Exchange (code: 1889.HK). From May 2005 through May 2006, he served as a director of Sino-Environment Technology Group Limited, a Fujian-based environmental waste management solutions provider listed on the Singapore Stock Exchange (code: Y62.SI). From December 2005 through June 2008, Mr. Nguyen served as Vice Chairman of China Huiyin, a Jiangsu-based household appliance retail chain (predecessor company of Huiyin Appliances, a company listed on the Hong Kong Stock Exchange (code 1280.HK)). Prior to 2005, Mr. Nguyen previously held various senior investment banking roles at Daiwa Securities SMBC, Crédit Agricole Indosuez, and Citigroup. Mr. Nguyen is a member of the National Committee on US China Relations and is a trustee of the University of California, Irvine (UCI) Foundation Board of Trustees. He also is a member of the UMN Law School Dean’s Advisory Council, the UMN Law School Board of Advisors and the UCI Alumni Association Board of Directors, respectively. Mr. Nguyen chairs the UCI School of Humanities Dean’s Advisory Council and previously served on the Johns Hopkins University/Nanjing University Advisory Council. Mr. Nguyen was honored as the “2010 Distinguished Alumnus” by the UCI Alumni Association. He was the featured speaker of the 2009 UCI School of Humanities Commencement Ceremony. Mr. Nguyen holds a M.B.A. from the University of Chicago Booth School of Business, joint M.A. in International Studies from JHU-School of Advanced International Studies/Nanjing University, a Juris Doctor from the UMN Law School and a double B.A. in Economics and Chinese Literature from UCI.  Mr. Nguyen’s experience in financial and legal matters in both the United States and Asia, including his ability to organize and structure complex transactions, will be relied upon by the Board of Directors.

James Rosenbaum, 66.  Judge James M. Rosenbaum (Ret.) began his practice as a VISTA (Volunteers In Service To America) lawyer, trying federal civil rights cases and was appointed as a director on August 22, 2011.  He remained at that office for six years, until 1972, when he returned to Minnesota to begin private practice, specializing in trial work.  Judge Rosenbaum was appointed to serve as Minnesota’s United States Attorney from 1981-1985.  In 1985, Judge Rosenbaum was appointed to serve on Minnesota’s United States District Court. In 1989, Chief Justice Rehnquist appointed him to the Judicial Conference of the United States’ Committee on Space and Facilities. While on that Committee, he co-authored the U.S. Courts Design Guide, the standard still used in the design of all United States Courthouses. In 1997, the Judges of the Eighth Circuit elected Judge Rosenbaum as their representative on the Judicial Conference of the United States, the Federal Judiciary’s governing body.  In 1999, Judge Rosenbaum was appointed to a two-year term on the Conference’s Executive Committee and was re-elected in 2001 to a second Conference term.  The Judge retired from the Federal Bench in 2010 to join JAMS, a provider of mediation, arbitration, and other alternative dispute resolution services. In this new capacity, he offers mediation and arbitration services, specializing in complex litigation, securities, intellectual property, and e-Discovery matters.  Judge Rosenbaum has published several articles focused on the intersection of law, privacy, and technology. He is a director of the Sedona Conference, a legal think tank and education provider. He is an adjunct professor at the National Judicial College, in Reno, Nevada and a Board member of the Hennepin Theater Trust, which among other things, hosts Minnesota’s Broadway shows. He attended the University of Minnesota, earning his B.A., in 1966, and his J.D., in 1969.  He received an Honorary Doctor of Laws degree from the Western New England College of Law.  Mr. Rosenbaum was selected to serve as an independent director on our Board due to his strength and experience in legal matters and mediation.

James Ulland, 69, has served as President and Chief Executive Officer of Ulland Investment Advisors, an investment advisory firm specializing in separately managed portfolios since 1997 and was appointed as a director on August 22, 2011.  During 1996, Mr. Ulland was Executive Vice President for Portfolio Administration at Kopp Investment Advisors of Edina, Minnesota where he focused on advanced portfolio management techniques and investing in small, high growth stocks.  From 1993-1995, he served as Minnesota’s Commissioner of Commerce as the state’s Chief Regulator of securities, banks and insurance companies.  From 1985 to 1993, he served as an Executive of the US Bank and the Tokai Bank in Minneapolis, MN.  Since January 2011, Mr. Ulland has served as Chairman of the Board of Cedar Creek Oil and Gas, a private oil and gas firm located in Minnesota.  From 1976 to 1984, Mr. Ulland was a member of the Minnesota State Legislature.  Mr. Ulland received an MBA from the Wharton School of Finance and a  BA from Carleton College in  economics.  Mr. Ulland’s knowledge of securities regulation and investment management will be an asset to the Board of Directors as he serves as an independent director.

There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected until their successors are duly elected and qualified.

Family Relationships

Dennis Nguyen, a director is the brother of Janet Gutkin, our Chief Financial Officer, Treasurer and Corporate Secretary.  There are no other family relationships between our directors and executive officers.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director or executive officer of the Company during the past ten years.

To the best of our knowledge, none of our directors, officers or affiliates, and no owner of record or beneficial owner of more than five percent (5%) of our securities, or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.  To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Transactions with Related Persons

The following includes a summary of transactions since the beginning of our 2011 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

March 2011 Change in Control

On March 1, 2011, in connection with the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”), the Company issued and sold to NAP an aggregate of 4,325,000 shares (the “NAP Shares”) of Common Stock for an aggregate purchase price equal to $32,437.50. Dennis Nguyen, our President and Treasurer prior to the Share Exchange and current director, is the Chairman of NAP, with voting and investment control over approximately 90% of the shares of Common Stock owned by NAP. Mr. Vollmers, our Vice President and Secretary prior to the Share Exchange serves as General Counsel to NAP with voting and investment control over approximately 10% of the shares of Common Stock owned of record by NAP.  The Purchase Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 7, 2011 and is incorporated herein by reference.

On March 1, 2011, the Company repurchased an aggregate of 10,000 shares of the Common Stock of the Company from Ruth Shepley, the Company’s sole officer and director at the time, for an aggregate repurchase price equal to $37,500, pursuant to the terms and conditions of a Repurchase Agreement (the “Repurchase Agreement”). The Repurchase Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2011 and is incorporated herein by reference.

Share Exchange

On August 22, 2011, the Company entered into an Exchange Agreement with Top Yield, the holders of 100% of the issued and outstanding equity interests of Top Yield (the “Top Yield Shareholders”), PT HAS, and the holder of 99% of the issued and outstanding equity interests of PT HAS, PT AP, the holder of 80% of the issued and outstanding equity interests of PT AP, PT ALK, and the holder of 99% of the issued and outstanding equity interests of PT ALK, EC , and the holder of 100% of the issued and outstanding equity interests of EC , CS, and the holder of 100% of CS.  The Exchange Agreement provided that the Top Yield Shareholders will sell, convey, assign, transfer and deliver to the Company all of their equity interests in Top Yield in exchange for shares of Common Stock.  Further, as a result of the Exchange Agreement, the Company issued Shareholder Warrants  to the Company’s pre-existing shareholders to purchase shares of the Company’s Common Stock.  Simultaneous with the date of closing of the exchange of shares pursuant to the Exchange Agreement (the “Share Exchange”), the Company entered into the “Share Cancellation Agreemen) pursuant to which the stockholders of the Company immediately prior to the closing, canceled certain shares of Common Stock owned by them.

In connection with the Closing of the Share Exchange, our existing shareholders prior to the Closing canceled an aggregate of 4,000,000 shares of the Common Stock of the Company. The shareholders will not receive any consideration for the cancellation of the shares. The cancellation of the shares will be accounted for as a contribution to capital. The number of shares to be cancelled was determined based on negotiations with the existing shareholders of the Company, DE Acquisition 3, Inc. and Top Yield. The Company and its shareholders negotiated an estimated value of Top Yield and its subsidiaries, an estimated value of the shell company, and the mutually desired capitalization of the Company resulting from the Share Exchange. With respect to the determination of the amount of shares to be cancelled, the value of the shell company was derived primarily from its utility as a public company platform, including its good corporate standing and its timely public reporting status. Under these circumstances and based on these factors, the parties agreed upon the number of shares to be cancelled.

In connection with the Share Exchange, New Asia Partners LLC and Wyncrest Capital, Inc., cancelled 3,460,000 and 400,000 shares, respectively, of the Company's common stock and received 865,000 and 100,000 Shareholder Warrants, respectively. One of our directors, Dennis Nguyen, is the Chairman and majority owner of New Asia Partners, LLC and Ronald E. Eibensteiner, one of the Company's directors, is the President and owner of Wyncrest Capital, Inc.   The resulting ownership of the Company's securities are disclosed under Item 4 - Security Ownership of Certain Beneficial Owners and Management.

After the Closing of the Share Exchange, the existing stockholders of the Company prior to the Share Exchange own shares of Common Stock equal to approximately 5.7% of the issued and outstanding Common Stock. They also own Shareholder Warrants to purchase up to an additional 4% of the Company’s issued and outstanding Common Stock within two years of the Closing.  In connection with the Share Exchange, Dynamic Event Limited, a company owned equally by David Supardi and Ape Tjandra, received approximately 94.3% of the issued and outstanding Common Stock of the Company.

Sale and Issuance of Convertible Notes

Pursuant to the Securities Purchase Agreement, we issued $5,020,000 of Notes.  The Notes bear interest at 10% with a maturity date of February 18, 2013 unless declared due and payable by the investor upon the occurrence of an Event of Default (as defined in the Notes).  The amount due under the Notes shall be converted into Common Stock (i) immediately upon the effective date of the listing of the Common Stock on any national securities exchange in the United States or (ii) at the discretion of the investor.  The Notes are currently convertible into 1,181,177 shares of Common Stock.  The investors in the Notes received an aggregate of 188,282 Investor Warrants to purchase our Common Stock for $4.25 per share for a period of two years from the Effective Date.  The warrants contain standard anti-dilution protection and entitle the holders of the Investor Warrants to additional warrants. after the occurrence of any Equity Sale, equal to an aggregate of 1% of the number of shares of Common Stock issued in such Equity Sale pro rata in accordance with each Investors respective investment.  Wyncrest Capital, Inc., a company wholly owned by Ronald E. Eibensteiner, purchased $500,000 of Notes.  James Ulland, a director of the Company, purchased $100,000 of Notes.

As of June 30, 2011 and December 31, 2010, the Company and its subsidiaries were indebted to David Supardi, for an aggregate of $851,682 and $1,877,444 related to advances for working capital purposes and for purchases of EC, AP and ALK. The amount is non-interest bearing, unsecured and due on demand.

Except as set forth in our discussion above, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Item 6. Executive Compensation.

Summary Compensation Table — Fiscal Year Ended February 28, 2010 and February 28, 2011

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our executive officers and directors, in addition to any of our three most highly compensated officers with annual compensation exceeding $100,000.  None of the Company’s officers and directors received any compensation during the fiscal years ended February 28, 2010 and February 28, 2011. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity, although we may choose to adopt a policy in the future.

		Salary	Bonus	Option Awards	All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
Ruth Shepley Former President, Secretary, Treasurer and director	2011 2010	- -	- -	- -	- -	- -

Dennis Nguyen Former President and Treasurer, current director	2011 2010	- -	- -	- -	- -	- -

Todd Vollmers Former Vice President and Secretary	2011 2010	- -	- -	- -	- -	- -

All Officers and Directors as a Group	2011 2010	- -	- -	- -	- -	- -

Employment Agreements

Prior to the Closing of the Share Exchange we had no employment agreements with any of our executive officers.

We plan to enter into employment agreements (collectively, the “Employment Agreements”) with the following executive officers (the “Executives”) of the Company: (1) Samuel Zia as our Chief Executive Officer and President and (2) Janet Gutkin, as our Chief Financial Officer, Treasurer and Corporate Secretary (collectively, the "Executive Officers").  In the interim, before concluding agreements with all of our Executive Officers, each Executive Officer is being paid an annual salary of $250,000.  The terms of the Employment Agreements will be decided by the Board of Directors.

Equity Compensation Plans

We expect our Board to approve an equity incentive plan (the “Incentive Plan”) and for the board of directors to seek stockholder approval of the Incentive Plan.  Stockholder approval of the Incentive Plan will enable the Company to satisfy stock exchange listing requirements, and to make awards that qualify as performance-based compensation that is exempt from the deduction limitation set forth under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain exceptions, Section 162(m) generally limits the corporate income tax deductions to $1,000,000 annually for compensation paid to each of the Chief Executive Officer and the other six highest paid executive officers of the Company required to be reported under the proxy disclosure rules. The amount and nature of the proposed awards under the Incentive Plan have not yet been determined.  We believe that the Incentive Plan will be an important factor in attracting, retaining and motivating employees, consultants, agents, and directors of the Company and its affiliates. We believe that the Company needs the flexibility both to have an ongoing reserve of common stock available for future equity-based awards, and to make future awards in a variety of forms.

Grants of Plan-Based Awards in the Fiscal Years Ended February 28, 2011 and 2010

There were no option grants issued in the fiscal years ended February 28, 2011 and 2010.

Outstanding Equity Awards at February 28, 2011 and 2010

There were no option exercises or options outstanding at February 28, 2011 and 2010 fiscal year end.

Option Exercises  and Stock Vested in the Fiscal Years Ended February 28, 2011 and 2010

There were no option exercises or stock vested the fiscal years ended February 28, 2011 and 2010.

Pension Benefits at February 28, 2011 and 2010.

There were no pension benefit plans in effect at February 28, 2011 and 2010.

Nonqualified defined contribution and other nonqualified deferred compensation plans

There were no nonqualified defined contribution or other nonqualified deferred compensation plans in effect at February 28, 2011 and 2010.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

CORPORATE GOVERNANCE

Director Independence

The Company is not a listed issuer whose securities are listed on a national securities exchange, or an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition, Tjsiam Suwardi , Ronald E. Eibensteiner, James Rosenbaum and James Ulland would each be considered independent upon the Effective Date of their appointments as directors of the Company.

Board Meetings and Stockholder Communications.

Our board of directors conducted all of its business and approved all corporate action during the fiscal year ended February 28, 2011 by the unanimous written consent of its members, in the absence of formal board meetings.  Holders of the Company’s securities can send communications to the board via mail or telephone to the Secretary at the Company’s principal executive offices.  The Company has not yet established a policy with respect to Board members’ attendance at the annual meetings.  A stockholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the first page of this Information Statement

Board Committees

After the Effective Date, the Company appointed independent board members to an audit committee and compensation committee.  The audit committee is made up of Ronald Eibensteiner, James Ulland and James Rosenbaum.  Both Ronald Eibensteiner and James Ulland qualify as audit committee financial experts.  Dennis Nguyen and Ronald Eibensteiner are members of the compensation committee.  The audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.  The Company shall prepare charters for both committees.

We do not have a charter governing the nominating process. Certain members of our Board, who also perform the functions of a nominating committee, are not independent because they are also our officers.  The majority of our directors, however, are independent pursuant to the definition in NASDAQ Rule 5605. There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nominations for directors. Our Board does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time because, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors recognizes that the leadership structure and combination or separation of the President and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our Board of Directors the flexibility to establish the most appropriate structure for the Company at any given time.

Our Board of Directors is responsible for overseeing the overall risk management process at the Company. Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the Board of Directors participates in the oversight of the process. The oversight responsibility of our Board of Directors is enabled by management reporting processes that are designed to provide visibility to the Board of Directors about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, compliance, and other risks.

Stockholder and Interested Party Communications

Our Board of Directors does not currently provide a process for stockholders or other interested parties to send communications to our Board of Directors because our management believes that until this point it has been premature to develop such processes given the limited liquidity of our Common Stock. However, our new management may establish a process for stockholder and interested party communications in the future.

Code of Conduct and Ethics

We adopted a code of ethics that will apply to our executive officers, directors and employees, its subsidiaries and its controlled affiliates. We intend to post our code of ethics on our Web site at www.leviathanminerals.com and to disclose any amendments to or any waivers from a provision of its code of ethics in a current report on Form 8-K.

Item 8. Legal Proceedings.

During the normal course of business, we are subject to litigation, none of which we believe will have a material adverse effect on our business.

Item 9. Market Price of and Dividends on our Common Equity and Related Stockholder Matters.

There is no established public trading market for our common stock.  As of the date of this Current Report, there are outstanding warrants to purchase 941,411 shares of our common stock.

Dividends

We have not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit  our ability to pay dividends on its common stock other than those generally imposed by applicable state law.

Item 10. Recent Sales of Unregistered Securities.

Reference is made to the disclosure set forth below under “Item 3.02” of this current report, which disclosure is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

General

Our authorized capital stock consists of 75,000,000 shares of Common Stock and 4,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

Common Stock

We issued 16,705,406  shares of common stock in connection with the consummation of the Share Exchange.   In addition, we may issue up to 941,411  shares of common stock upon the exercise of our outstanding warrants.

Holders of common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders. Our stockholders may act by written consent.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock. Our stockholders are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

On the Effective Date, we also issued 753,129 Shareholder Warrants and 188,282 Investor Warrants which can be converted into 941,411 shares of Common Stock and Notes are currently convertible into 1,181,177 shares of Common Stock.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 4,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in connection with the Reorganization.

Accordingly, our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of4,000,000 shares of preferred stock, in one or more series, each such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences, privileges and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be determined by  our board of directors.  The rights for the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Section 203 of the Delaware Corporation Law

The Company is subject to the provisions of Section 203 of the DGCL.  The provisions of Section 203 of the DGCL could make a takeover of the Company difficult.  This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for six years following the date that the stockholder became an interested stockholder.

This provision could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire the Company.

Effect of Certain Provisions of the Company’s Certificate of Incorporation and Bylaws

Certain provisions of  our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.  Such provisions could limit the price that certain investors might be willing to pay in the future for shares of  our common stock.  Our amended and restated certificate of incorporation establishes a six-class staggered board of directors, with only one class being elected each year.  The authorization of undesignated preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management. The amendment of any of these provisions would require approval by holders of at least a majority of  our outstanding common stock.

Limitation of Liability

 Our amended and restated certificate of incorporation limits the liability of its directors and officers for any liability arising from an action to which such persons were party by reason of the fact that they were serving the Company or another enterprise at its request to the fullest extent permitted by Section 145 of the DGCL.

The first paragraph of Article Tenth of our amended and restated certificate of incorporation provides:

“To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agent of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law”

 Our amended and restated bylaws further provide that any indemnification shall be made by the Company in connection with a proceeding (or part thereof) initiated by a director or officer with a right to indemnification only if (i) such proceeding (or part thereof) was authorized or ratified by our Board of Directors, (ii) such indemnification is expressly required to be made by law, and (iii) we provide the indemnification, in its sole discretion, pursuant to the powers vested under applicable law.

Pursuant to our amended and restated bylaws, our directors and officers shall, to the fullest extent not prohibited by law, also have the right to receive from us an advancement of expenses incurred in defending any proceeding in advance of its final disposition. To the extent required under the DGCL, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such individual, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified for such expenses.

Transfer Agent and Warrant Agent

Our independent stock transfer agent is Corporate Stock Transfer, located in 3200 Cherry Creek Dr. South, Suite 430, Denver, Co 80209. Their phone number is (303) 282-4800.

Item 12. Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provide that no director of the company will be personally liable to the company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

In, addition, the employment agreement for each executive officer contains an indemnification provision wherein the Company promises to defend, indemnify, and hold the employee harmless to the fullest extent permitted by law against any and all liabilities incurred by the employee in connection with our executive officer’s good faith performance of such individual’s employment.

We have been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 13. Financial Statements and Supplementary Data

Information concerning our financial information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosures.

On October 7, 2011, the Company's Audit Committee of the Board of Directors (the "Audit Committee") after consultation with management of the Company, including the Company’s Chief Financial Officer, concluded that the audited financial statements of Top Yield Holdings Ltd. ("Top Yield") as of December 31, 2010 and 2009 and the years then ended, the unaudited financial statements of Top Yield as of June 30, 2011 and 2010 and the periods then ended, the Pro Forma Financial Statements of the Company and Top Yield as of December 31, 2010 and the year then ended and the Pro Forma Financial Statements of the Company and Top Yield as of June 30, 2011 and the period then ended (collectively, the "Financial Statements"), all as filed with the SEC  should be restated in response to certain comments received by the SEC.  The Company’s Audit Committee, in consultation with management, concluded that in light of the required restatement discussed above, the previously issued Financial Statements should no longer be relied upon.

The Company’s Chief Financial Officer and Audit Committee discussed the foregoing issues, findings and conclusions with Baker Tilly Virchow Krause, LLP ("BTVK"), the Company’s independent registered accountant. As previously reported in a Form 8-K filed by the Company on May 3, 2011, the Company engaged BTVK as its independent registered public accountant on April 29, 2011. BTVK did not audit the Financial Statements previously filed with the SEC.

Item 3.02. Unregistered Sales of Equity Securities.

On the Effective Date, as a result of the Exchange Agreement, we acquired 100% of the issued and outstanding equity interests of Top Yield in exchange for 16,705,406 shares of our Common Stock.

The Common Stock issued to the Top Yield Shareholders and/or their designees was issued in reliance upon exemptions from registration pursuant to (i) Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, and/or (ii) Regulation S of the Securities Act.

The issuance was not a public offering based upon the following factors: (i) the issuance of the securities was an isolated private transaction; (ii) a limited number of securities were issued to a limited number of offerees; (iii) there was no public solicitation; (iv) each offeree was an “accredited investor,” (v) the investment intent of the offerees; and (vi) the restriction on transferability of the securities issued.

Item 5.01. Changes in Control of Registrant.

On the Closing Date, we consummated the transactions contemplated by the Exchange Agreement, pursuant to which we issued shares of Common Stock to the Top Yield Shareholders representing 94.67% of our issued and outstanding shares of Common Stock on a fully diluted basis.  The Common Stock issued to the Top Yield Shareholders and/or their designees was issued in reliance upon exemptions from registration pursuant to (i) Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, and/or (ii) Regulation S of the Securities Act.  We intend to comply with the conditions of Category 3 of 903(b) of Regulation S and an appropriate legend will be affixed to the stock certificate issued in accordance with Regulation S.  The legend shall state that the shares represented by the stock certificate shall only by sold pursuant to a registration under the Securities Act or pursuant to an available exemption from registration and the holders of the stock certificate shall not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act.  We will refuse to register any transfer of the shares not made in accordance with Regulation S.

Other than the transactions and agreements disclosed in this Current Report on Form 8-K, we know of no arrangements which may result in a change in control.

No officer, director, promoter, or affiliate has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the proposed Exchange Agreement, our board of directors, which prior to the Share Exchange consisted of Dennis Nguyen, was increased to seven members comprised of David Supardi, Samuel Zia, Alfredo Levi, Ron Eibensteiner, James Rosenbaum and James Ulland (“Board”).  In addition, concurrent with and effective upon the Effective Date, the Board appointed Mr. Supardi to serve as Chairman of the Board, Samuel Zia to serve as Chief Executive Officer and President and Janet Gutkin to serve as Chief Financial Officer, Treasurer and Secretary. On the Effective Date, Dennis Nguyen and Todd Vollmers resigned from all officer positions held with the Company, however, Mr. Nguyen remains as a director.   In April 2012, David Supardi resigned all positions with the Company and Alfredo Levi resigned from the board of directors.

The following table sets forth certain information regarding the Company’s directors and executive officers.

Name	Position
Samuel Zia	Chief Executive Officer, President and Director
Janet Gutkin	Chief Financial Officer, Treasurer and Secretary
Ronald E. Eibensteiner	Director
Tjsiam Suwardi	Director
Dennis Nguyen	Director
James Rosenbaum	Director
James Ulland	Director

Reference is made to Item 2.01 above for certain information regarding the executive officers and directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Share Exchange, we are adopting the fiscal year of Top Yield, the accounting acquirer.  Accordingly, our Board of Directors approved a change in our fiscal year end from February 28 to December 31of each year.

On July 8, 2011, we amended and restated its certificate of incorporation (the “Amended Certificate”) to, among other things:

(a)
decrease our authorized capital stock from 500,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) to 75,000,000 shares of Common Stock and 4,000,000 shares of Preferred Stock;

(b)	provide the Board with the authority to amend and restate the Company’s bylaws;

(c)
limit the personal liability of the Company’s directors to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director; except that any director may be liable to the extent provided by applicable law for (i) breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or  (iv) for any transaction from which the director derived an improper personal benefit;

(d)
provide that the Company shall indemnify, to the fullest extent permissible by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants the Company the power to indemnify.

Additionally, effective July 7, 2011, the Company’s amended and restated bylaws (the “Amended Bylaws”) as described in the Company’s Information Statement filed with the Securities and Exchange Commission on June 17, 2011 became effective.  The Amended Bylaws were adopted by the board of directors of the Company and the Company’s shareholders for the purpose of granting the board of directors of the Company the authority to adopt, amend or repeal its bylaws without the need to obtain shareholder approval.

Item 5.06. Change in Shell Company Status.

As the result of the completion of the transactions effectuated pursuant to the Share Exchange Agreement, we are no longer a shell company. The information set forth above in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

The Audited Consolidated Financial Statements of Top Yield as of and for the years ended December 31, 2010 and 2009 and unaudited financial statements of Top Yield as of and for the six months ended June 30, 2011 and 2010 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)  Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information as of and for the six months ended June 30, 2011 concerning the acquisition of the business operation the Company, Top Yield and its subsidiaries as filed as Exhibit 99.5 to this current report and are incorporated herein by reference.

(c)  Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
2.1	Agreement and Plan of Share Exchange*
3.1	Amended and Restated Certificate of Incorporation of Leviathan Minerals Group Incorporated**
3.2	Amended and Restated Bylaws of Leviathan Minerals Group Incorporated**
10.1	Share Cancellation Agreement*
10.2	Form of Shareholder Warrants*
10.3	Securities Purchase Agreement*
10.4	Form of Notes*
10.5	Security Agreement*
10.6	Form of Investor Warrants*
99.1	Consolidated Financial Statements of Top Yield Holdings, Ltd. for the Fiscal Year Ended December 31, 2010 and 2009***
99.2	Consolidated Financial Statements of Top Yield Holdings, Ltd. for the Six Months Ended June 30, 2011 and 2010***
99.3	Financial Statements of PT Aega Prima for the Period from January 1, 2010 to April 14, 2010 and the Fiscal Year Ended December 31, 2009***
99.4	Financial Statements of Europe China Commercial Union Holding Limited for the Period from January 1, 2010 to February 10, 2010 and for the Fiscal Year Ended December 31, 2009***
99.5	Pro Forma Financial Statements***

* Filed as an exhibit to the Company's Current Report on form 8-K (Amendment #1), as filed with the SEC on December 12, 2011 and incorporated by reference.
** Filed as an exhibit to the Company's Current Report on Form 8K, as filed with the SEC on July 13, 2011 and incorporated by reference.
***Attached as an exibit hereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 19, 2011

LEVIATHAN MINERALS GROUP INCORPORATED

By:	/s/ Samuel Zia
Samuel Zia
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Share Exchange*
3.1	Amended and Restated Certificate of Incorporation of Leviathan Minerals Group Incorporated**
3.2	Amended and Restated Bylaws of Leviathan Minerals Group Incorporated**
10.1	Share Cancellation Agreement*
10.2	Form of Shareholder Warrants*
10.3	Securities Purchase Agreement*
10.4	Form of Notes*
10.5	Security Agreement*
10.6	Form of Investor Warrants*
99.1	Consolidated Financial Statements of TopYield Holdings, Ltd. for the Fiscal Year Ended December 31, 2010 and 2009***
99.2	Consolidated Financial Statements of TopYield Holdings, Ltd. for the Six Months Ended June 30, 2011 and 2010***
99.3	Financial Statements of PT Aega Prima for the Period from January 1, 2010 to April 14, 2010 and the Fiscal Year Ended December 31, 2009***
99.4	Financial Statements of Europe China Commercial Union Holding Limited for the Period from January 1, 2010 to February 10, 2010 and for the Fiscal Year Ended December 31, 2009***
99.5	Pro Forma Financial Statements***

* Filed as an exhibit to the Company's Current Report on form 8-K ( Amendment #1) as filed with the SEC on December 12, 2011 and incorporated by reference.
** Filed as an exhibit to the Company's Current Report on Form 8K, as filed with the SEC on July 13, 2011 and incorporated by reference.
***Attached as an exibit hereto

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Page

Index to Financial Statements:	F-1

Consolidated Financial Statements of Top Yield Holdings Ltd. and PT Alam Lestai Kencana For Fiscal Years ended December 2010 and 2009 (Audited) (Exhibit 99.1)

Reports of Independent Registered Public Accounting Firm	F-2 to F-3

Consolidated Balance Sheets as of December 31, 2010, April 14, 2010 and December 31, 2009	F-4

Consolidated Statements of Operations — Periods Ended December 31, 2010 and April 14, 2010 and year ended December 31, 2009	F-5

Consolidated Statements of Shareholders’ Equity — Periods Ended December 31, 2010 and April 14, 2010 and year ended December 31, 2009	F-6

Consolidated Statements of Cash Flows — Periods Ended December 31, 2010 and April 14, 2010 and year ended December 31, 2009	F-7 to F-8

Notes to Consolidated Financial Statements	F-9 to F-37

Consolidated Financial Statements of Top Yield Holdings Ltd. for the Six Months Ended June 30, 2011 (Exhibit 99.2)

Consolidated Balance Sheets as of June 30, 2011 and December 31, 2010	F-38

Consolidated Statements of Income — Six Months Ended June 30, 2011 and the periods ended June 30, 2010 and April 14 , 2010	F-39

Consolidated Statements of Cash Flows — Six Months June 30, 2011 and the periods ended June 30, 2010 and April 14 , 2010	F-40

Notes to Consolidated Financial Statements	F-42 to F-56

Financial Statements of PT Aega Prima (Audited) (Exhibit 99.3)

Report of Independent Registered Public Accounting Firm	F-57

Balance Sheets as of April 14, 2010 and December 31, 2009	F-58

Statements of Operations — Periods Ended April 14, 2010 and December 31, 2009	F-59

Statements of Shareholders’ Equity (Deficit) — Periods Ended April 14, 2010 and December 31, 2009	F-60

Statements of Cash Flows — Periods Ended April 14, 2010 and December 31, 2009	F-61

Notes to Financial Statements	F-62 to F-71

Financial Statements of Europe China Commercial Union Holding Limited (Audited) (Exhibit 99.4)

Report of Independent Registered Public Accounting Firm	F-72

Balance Sheets as of February 10, 2010 and December 31, 2009	F-73

Statements of Income — Periods Ended February 10, 2010 and December 31, 2009	F-74

Statements of Shareholder’s Equity — Periods Ended February 10, 2010 and December 31, 2009	F-75

Statements of Cash Flows — Periods Ended February 10, 2010 and December 31, 2009	F-76

Notes to Financial Statements	F-77 to F-84

Condensed Combining Pro-Forma Financial Statements of Leviathan Minerals Group
Incorporated (Unaudited) (Exhibit 99.5)

Pro-Forma Balance Sheet as of June 30, 2011	F-85

Pro-Forma Statements of Operations as of June 30, 2011	F-86

Pro-Forma Statements of Operations for the Fiscal Year ended December 31, 2010	F-87

Notes to unaudited Condensed Consolidated Pro-Forma Financial Statements	F-88 to F-89

F-1